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                                                                 EXHIBIT 5.1

                               July 16, 2001

rStar Corporation
3000 Executive Parkway
San Ramon, CA 94583

         RE:  REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

         We have examined the Registration Statement on Form S-8 (the "REGISTRATION STATEMENT") to be filed by you with the Securities and Exchange Commission on or about July 12, 2001 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 7,513,652 shares of your Common Stock, $0.01 par value (the "SHARES"), as follows: (i) an additional 2,253,720 Shares reserved for issuance subject to options granted or issued and outstanding subject to restricted purchase rights under the 1998 Stock Plan (the "STOCK PLAN"), (ii) an additional 4,384,932 Shares reserved for issuance under the Stock Plan, and (iii) an additional 875,000 Shares reserved for issuance under the 1999 Employee Stock Purchase Plan (the "ESPP").

         As your legal counsel, we have reviewed the actions taken by you in connection with the proposed sale and issuance of the Shares by you under the Stock Plan and the ESPP. We assume that (i) each issuance of Shares under the Stock Plan will be made in accordance with the terms of the Stock Plan, and
(ii) each issuance of Shares under the ESPP will be made in accordance with the terms of the ESPP. We also assume that the consideration received by you in connection with each issuance of Shares will include an amount in the form of cash, services rendered or property that exceeds the greater of (i) the aggregate par value of such Shares or (ii) the portion of such consideration determined by the Company's Board of Directors to be "capital" for purposes of the Delaware General Corporation Law.

         It is our opinion that, upon completion of the proceedings being taken, or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares pursuant to the Registration Statement, the Stock Plan and the ESPP, including the proceedings being taken in order to permit such transactions to be carried out in accordance with applicable state securities laws, the Shares, when issued and sold in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors, will be legally and validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

                                   Very truly yours,

                                   WILSON SONSINI GOODRICH & ROSATI
                                   Professional Corporation

                                   /s/  Wilson Sonsini Goodrich & Rosati, P.C.